                              BAUM & COMPANY, P.A.
                        1515 UNIVERSITY DRIVE - SUITE 209
                          CORAL SPRINGS, FLORIDA 33071

September 21, 2001

Office of Chief Accountant
Securities and exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Dear Sir/Madam:

We have read Item 4 in the Form 8-K dated September 20, 2001 of International
Mercantile Corp. filed with the Securities and Exchange Commission and are in
Agreement with the statements contained therein.

Very truly yours

/s/ Baum & Company, P.A.